Exhibit 99.1

3M Well-Positioned for Long-Term Sustainable Growth and Value Creation

•Announces 2022 guidance: total sales growth of 1-4%, organic sales growth of 2-5%, EPS of $10.15-$10.65, robust cash flow
•Highlights growth opportunities: industry-leading businesses winning in fast-growing markets
•Advances ESG efforts: Investing $165 million in Cottage Grove, MN manufacturing facility, a part of $1 billion commitment over 20 years to achieve carbon neutrality, reduce water use and improve water quality

ST. PAUL, Minn. - (Feb. 14, 2022) - At its Virtual Strategic Update and 2022 Outlook Meeting, 3M today is announcing its 2022 guidance and highlighting its plan for sustainable long-term growth and shareholder value creation. 3M is expecting total sales growth of 1% to 4%, which includes organic sales growth of 2% to 5%, earnings per share (EPS) of $10.15 to $10.65, and robust cash flow. Included in this guidance is an anticipated decline in COVID-19-related disposable respirator demand in 2022, resulting in a headwind to organic growth of 2 percentage points and earnings per share of 45 cents.

“3M is powered by purpose, unlocking the power of people, ideas, and science, to re-imagine what’s possible and create what’s next,” said 3M chairman and CEO Mike Roman. “We are well-positioned for 2022 and beyond because of our customer-inspired innovation, industry-leading businesses, fundamental strengths, and world-class capabilities enabling us to win in fast-growing markets.

“Building upon 9% organic growth in 2021, we expect to continue growing above the macro environment, while generating robust cash flow, expanding margins, and strengthening our balance sheet. We continue to drive value through our strategic priorities: accelerating innovation, actively managing our portfolio, transforming our operating model with new digital capabilities, and investing in our people and culture. In addition, we continue to advance our leadership in ESG, including a $1 billion commitment over 20 years to achieve carbon neutrality, reduce water use and improve water quality along with reducing the use of plastics.”

3M Provides Strong 2022 Financial Guidance

3M’s full-year expectations for 2022 are:

•1% to 4% total sales growth
•2% to 5% organic sales growth
•Earnings per share of $10.15 to $10.65
•Operating cash flow of $7.3 to $7.9 billion contributing to 90% to 100% free cash flow conversion

See the "Supplemental Financial Information Non-GAAP Measures" section for applicable information.

During today’s event, the company will emphasize its fundamental strengths – technology, manufacturing, global capabilities and brand – which are leveraged across businesses to deliver differentiated value. Leaders will provide updates on strategic priorities, favorable growth trends that benefit from 3M innovation, capital allocation plans and sustainability leadership.

3M will also highlight accelerated investments in attractive markets such as automotive, safety, home improvement and health care. In 2022, 3M plans to invest approximately $4 billion in the combination of research and development and capital expenditures.

3M Invests in Future of Manufacturing in Cottage Grove, MN.

Today, the company announced an investment of $165 million to improve water quality and reduce water use at its manufacturing facility in Cottage Grove, MN. In August of 2021, the company announced it would no longer use an incinerator to process waste in Cottage Grove. 3M has fully transitioned its waste management at the site to an experienced third party, and as a result, will reduce its on-site energy use by an estimated 25 percent.

The technology investment in Cottage Grove is another step forward in the company’s $1 billion, 20-year commitment to ambitious environmental goals, which include improved water quality, reduced water use, and reduced plastic use, as well achieving carbon neutrality by 2050.

“3M continues to proactively evolve our manufacturing capabilities to better serve our customers, enhance our ability to deliver science at scale, and advance our commitment to environmental stewardship,” said Roman. “This investment in Cottage Grove is another example of how 3M invests in and partners with the communities in which we operate.”

Today’s meeting is from 8-11:00 a.m. CST. It can be accessed at https://engage.3m.com/StrategicUpdate2022Outlook or by dialing (800) 762-2596 within the U.S., or +1 (212) 231-2916 outside the U.S.

Forward Looking Statement
This press release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials, energy (including oil and natural gas and their derivatives) and labor due to shortages, increased demand and wages, logistics, supply chain interruptions or manufacturing site disruption (including those caused by natural and other disasters and other events such as government actions); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; and (14) tax-related external conditions, including changes in tax rates, laws or regulations. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this press release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

About 3M
At 3M, we apply science in collaborative ways to improve lives daily as our employees connect with customers all around the world. Learn more about 3M's creative solutions to global challenges at www.3M.com or on Twitter @3M or @3MNews.

Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Media Contact:
Tim Post, 612-398-4190

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Year ended December 31,
Major GAAP Cash Flow Categories (dollars in millions)	2019	2020	2021
Net cash provided by (used in) operating activities	$7,070	$8,113	$7,454
Net cash provided by (used in) investing activities	(6,444)	(580)	(1,317)
Net cash provided by (used in) financing activities	(1,124)	(5,300)	(6,145)

Free Cash Flow (non-GAAP measure) (dollars in millions, except 2022E in billions)	Year ended December 31,
	2019	2020	2021	2022E
Net cash provided by (used in) operating activities	$7,070	$8,113	$7,454	$7.3 to $7.9
Purchases of property, plant and equipment	(1,699)	(1,501)	(1,603)	($1.7 to $2.0)
Free cash flow (a)	5,371	6,612	5,851	$5.3 to $6.2
Net income attributable to 3M	4,517	5,449	5,921	$5.9 to $6.2
Free cash flow conversion (a)	119%	121%	99%	90% to 100%
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(a)Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.